UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered
instrumentality of
the United States	001-14951	52-1578738
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 8 – Other Events

Item 8.01.  Other Events.

The Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) is filing this Current Report on Form 8-K to update its audited consolidated financial statements included under Part II, Item 8 in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included under Part II, Item 7 in the 2009 Form 10-K.  As described in its Current Report on Form 8-K filed with the SEC on July 14, 2010, Farmer Mac changed its segment financial reporting during the first quarter of 2010.

The financial statements and other information in this Current Report on Form 8-K supersede the audited consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2009 Form 10-K.

The Corporation has not updated any other information in the 2009 Form 10-K for events or developments that occurred subsequent to the filing of the 2009 Form 10-K with the SEC on March 16, 2010. The information in this report should be read in conjunction with the 2009 Form 10-K, the Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed with the SEC on May 10, 2010 and the Corporation’s Current Reports on Form 8-K filed on January 25, 2010, February 10, 2010, March 11, 2010, April 5, 2010, June 7, 2010 and July 14, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.01	Management’s Discussion and Analysis of Financial Condition and Results of Operations and audited consolidated financial statements for the years ended December 31, 2009, 2008 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Timothy L. Buzby
Name: Timothy L. Buzby
Title: Senior Vice President –
Chief Financial Officer and Treasurer

Dated:  August 4, 2010